UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               Fresh Brands, Inc.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                    Wisconsin                                  39-2019963
            --------------------------                    ---------------------
              (State of incorporation                         (IRS Employer
                 or organization)                          Identification No.)

                2215 Union Avenue,
               Sheboygan, Wisconsin                             53081
   ---------------------------------------------              -----------
     (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                    Name of each exchange on which
          to be so registered                    each class is to be registered
          -------------------                    ------------------------------

                 None                                      None

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
Registration No. 333-56222

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.05 per share
                     ---------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-56222) as originally filed on February 26, 2001, and as amended on April 4, 2001, April 24, 2001 and April 27, 2001 (consisting of the portion of the proxy statement/prospectus captioned "Approval of Agreement and Plan of Share Exchange--Description of Fresh Brands Capital Stock)."

Item 2.  Exhibits.

      Exhibit
      Number                   Document Description

       3.1 Amended and Restated Articles of Incorporation of the Registrant. [Incorporated by reference to Exhibit 3.1 (and, consequently, Appendix D to the Registrant's proxy statement/prospectus) in Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-56222).]

       3.2       Bylaws of the Registrant. [Incorporated by reference to
                 Exhibit 3.2 (and, consequently, Appendix E to the Registrant's proxy statement/prospectus) in Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-56222).]

       99.1 Specimen stock certificate for shares of the Registrant's Common Stock.



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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Sheboygan, State of Wisconsin, on May 31, 2001.


                                        FRESH BRANDS, INC.


                                        By: /s/ Armand C. Go
                                           -------------------------------------
                                           Armand C. Go
                                           Vice President and Secretary



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